UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 1/20/2011

Market Leader, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51032

Washington	91-1982679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11332 NE 122nd Way, Suite 200, Kirkland WA 98034

(Address of principal executive offices, including zip code)

425-952-5500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On January 20, 2011, Market Leader, Inc. (the “Company”) issued a press release announcing the acquisition of KWKLY, LLC (“kwkly”), a mobile software-as-a-service lead generation platform that provides home buyers with real-time access to property information on their Web-enabled phones, while at the same time connecting real estate professional customers of kwkly with those home buyers.

In connection with the transaction, the Company paid $1.15 million in cash and stock. In addition, the Company entered into an employment agreement with the founder and sole owner of kwkly pursuant to which, among other things, the Company granted that individual stock options to purchase a total of 300,000 shares, of which a portion was vested as of the date of grant and the remaining portion vests over a two-year vesting period. The transaction closed on January 7, 2011. The addition of kwkly’s operations is expected to contribute modestly to the Company’s revenue and EBITDA. The Company also expects to offer the kwkly service to Market Leader customers later this year.

Item 9.01.	Financial Statements and Exhibits

99.1 Press release issued by Market Leader, Inc. dated January 20, 2011.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Market Leader, Inc.

Date: January 20, 2011	By:	/s/ Jacqueline Davidson
Jacqueline Davidson
Chief Financial Officer

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